Written Consent in Lieu
                    Of Special Meeting of Board of Directors


     The Undersigned, being the sole member of the Board of Directors of Equity Growth Systems, Inc., a Delaware corporation (the "Corporation"), pursuant to authority granted under Sections 141(f) or 228 of the Delaware General Corporation Law, and as permitted by the Corporation's constituent instruments, hereby takes the following action and adopts the following resolution:

                           WITNESSETH:

     1.  RESOLVED,   that,  the  following  persons  be  issued  shares  of  the
Corporation's   authorized  but  heretofore   unissued  common  stock,  for  the
consideration set forth below:

          Name                     Shares              Consideration
          Marilyn Karpoff
          144 East 44th Street
          New York, NY  10010      50,000 Shares            (1)

          Edward Kerper
          2430 Estancia Boulevard
          Clearwater, FL  34621    25,000 Shares            (2)

          Liberty Transfer Co.
          191 New York Avenue
          Huntington, NY  1174     25,000 Shares            (3)
     --------
          (1)  Agreement to serve as a vice president of the  Corporation  for a period of at least 24 months.
          (2   Services rendered to the Corporation for recruitment of officers.
          (3)  In lieu of interest and late payment charges.

     2. RESOLVED, the Corporation's sole director is hereby authorizing the issuance of securities of the Company in reliance on the exemption from registration requirements imposed by the Securities Act of 1933, as amended, provided by Section 4(2) thereof and pursuant to comparable exemptions from registration requirements provided by the subscribers respective states of domicile:

          NOW THEREFORE, be it

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     RESOLVED,  that the corporation  issue the above described 80,000 shares of its common stock, $0.001 par value, which the Corporation shall, for accounting purposes (unless otherwise documented) value at $0.40 per share, to the persons listed above, each certificate to be dated October 2, 1996, and to bear the following legend;

     "THESE SHARES HAVE NEITHER BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, NOR WITH ANY STATE SECURITIES AGENCY OR COMMISSION. CONSEQUENTLY, THESE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THEY ARE FIRST REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR THE TRANSACTION'S EXEMPTION THEREFROM IS DEMONSTRATED TO THE FULL SATISFACTION OF THE CORPORATION'S BOARD OF DIRECTORS BASED ON AN OPINION FROM LEGAL COUNSEL TO THE HOLDER APPROVED BY THE CORPORATIONS LEGAL COUNSEL, AT THE HOLDER'S EXPENSE."

     and be it FURTHER

     RESOLVED, that the Corporation's transfer agent place stop transfer notations among its stop transfer records prohibiting any transactions in the subject certificates except in full compliance with the terms of the subject legend evinced by written instructions from the President of the Corporation or a court order provided by the holder; and be it FURTHER

     RESOLVED, that the Corporation's officers and transfer agent be, and they are hereby, authorized, empowered and directed to take all actions either necessary or expedient to accomplish all of the foregoing directives.

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed, effective as of the 2nd day of October, 1996.

                   Equity Growth Systems, Inc.
                      A Delaware Corporation

                 /s/ Edward Granville-Smith /s/
              ------------------------------------
                     Edward Granville-Smith
                         Sole Director

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